                                                                    EXHIBIT 10.5

                       MASTER REVOLVING PROMISSORY NOTE
                       --------------------------------

THIS NOTE IS BEING EXECUTED AND DELIVERED IN REPLACEMENT OF THAT CERTAIN $20,000,000 AMENDED AND RESTATED MASTER REVOLVING PROMISSORY NOTE FROM JUST FOR FEET, INC. TO COMPASS BANK DATED AS OF JULY 1, 1996.


$40,000,000.00                                               Birmingham, Alabama
                                                                January 26, 1998

     FOR VALUE RECEIVED, the undersigned, JUST FOR FEET, INC., an Alabama corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK (the "Lender", or together with any subsequent assignee, transferee or holder of this Note, the "Holder"), at its office at 15 South 20th Street, Birmingham, Alabama 35233, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), or so much thereof as may have been advanced or re-advanced from time to time, and outstanding hereunder, together with interest thereon calculated at the rate and in the manner set forth herein (and any charges and expenses provided for under this Note), all on and in accordance with the terms and in the manner more particularly set forth below:

     1.   REVOLVING LINE.  Borrower has applied to Lender for a revolving line
          --------------
of credit not to exceed an aggregate principal amount at any one time outstanding of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) (the "Revolving Line"), which Revolving Line is and shall be governed by this Note. Holder is willing to extend such Revolving Line to Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the foregoing, the credit to be made available hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from the date hereof until July 1, 1999, subject to the terms and conditions of this Note and so long as no event of default shall have occurred hereunder, Holder shall make advances and re-advances hereunder available to Borrower which Borrower agrees to use for general corporate uses. Advances and re-advances shall be made from time to time hereunder as requested by Borrower's Authorized Agent (as defined herein) and payments shall be accepted from Borrower in accordance with and subject to the provisions of this Note. The principal amount outstanding hereunder may vary from time to time by increases of up to the maximum principal amount stated above, plus accrued interest (and any other charges and expenses provided for under this Note), and decreases down to no outstanding principal or accrued interest (or any other charges or expenses provided for under this Note). In no event shall Holder have any obligation to make, and Borrower shall not request, any advances for principal which at any one time outstanding hereunder collectively exceed the sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), or any advances hereunder after the first to occur of (i) the occurrence of an event of default hereunder, or (ii) July 1, 1999 (the "Revolving Line Termination Date").

     2.   CERTAIN DEFINITIONS.  The following terms shall, for purposes of this
          -------------------
Note, have the following meanings:

     "AUTHORIZED AGENT" shall mean the Chief Executive Officer or Chief
      ----------------
Financial Officer of the Borrower or any other agent of Borrower from time to time designated by Borrower as authorized to request advances and to make the interest rate elections provided for hereunder.

     "BUSINESS DAY" shall mean any day, Monday through Friday, on which Holder
      ------------
is open for the conduct of its general banking business.

     "COMPASS BANK PRIME", as used herein, is a reference rate established by
      ------------------
Holder for use in computing and adjusting interest, is subject to increase, decrease or change at Holder's discretion, and is only one of the reference rates or indices that Holder uses. Holder may lend to others at rates of interest at, or greater or less than, Compass Bank Prime or the rate(s) provided herein. Any change in the applicable rate under this Note resulting from a change in Compass Bank Prime shall take effect on the day of such change.

     "EBITDAR COVERAGE RATIO" shall mean the ratio of (a) Borrower's earnings
      ----------------------
before interest, taxes, depreciation, amortization and rentals to (b) the sum of Borrower's interest, rentals and current maturities of long term debt; all determined on a rolling four fiscal quarter basis in accordance with generally accepted accounting principles consistently applied.

     "INTEREST PAYMENT DATE" shall be the first day of each calendar month.  If
      ---------------------
any Interest Payment Date would otherwise be a day which is not a Business Day, such Interest Payment Date shall be extended to the end of the next succeeding Business Day.

     "LIBOR MARGIN PERCENTAGE" shall be a percentage determined on the date
      -----------------------
hereof and on each Interest Adjustment Date based upon Borrower's EBITDAR Coverage Ratio for the fiscal quarter which immediately preceded Borrower's last full quarter prior to the date on which the applicable interest rate under this
Note is to be calculated or adjusted, in accordance with the following table:

==================================================================================================================
     EBITDAR COVERAGE                                                                APPLICABLE LIBOR MARGIN
           RATIO                                                                          PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
          less than and equal to 2.50 TO 1                                                    1.500%
-------------------------------------------------------------------------------------------------------------------
greater than 2.50 TO 1 but less than and equal to 3.00 to 1                                   1.250%
-------------------------------------------------------------------------------------------------------------------
greater than 3.00 TO 1 but less than and equal to 3.15 to 1                                   1.125%
-------------------------------------------------------------------------------------------------------------------
greater than 3.15 TO 1 but less than and equal to 3.30 to 1                                   1.000%
-------------------------------------------------------------------------------------------------------------------
          less than 3.30 TO 1                                                                 .0875%
===================================================================================================================

     "LIBOR RATE" means, at the time of any computation required under this
      ----------
Note, an interest rate equal to (i) Holder's reasonable estimate of the offering rate in United States dollars as shown on page 3750 of the Telerate Service at which United States dollar deposits in the amount of the then unpaid principal amount of this Note would be, at Holder's request, offered to Holder by brokers or other intermediaries trading in the London Interbank Market for a period of one month at approximately 11:00 A.M. (London Time), on the date on which the LIBOR Rate is to be set and the monthly interest period is to apply; plus (ii) any then-applicable reserve requirements imposed upon Holder by the Federal Reserve System or then-applicable assessment rate required to be paid by Holder from time to time to the Federal Deposit Insurance Corporation (or any successor) for such corporation's insuring Holder's deposits in the

United States (as additional percentage points); plus (iii) the applicable LIBOR Margin Percentage.

     3.   INTEREST PAYMENTS AND MATURITY.  Interest, calculated as set forth
          ------------------------------
below from the date hereof, on the unpaid principal amount hereof shall be paid on each Interest Payment Date (as herein defined) with the first interest payment due on February 1, 1998, and monthly thereafter until the maturity date. The entire unpaid principal balance outstanding hereunder plus accrued interest (and any charges and expenses provided for under this Note) shall be due and payable in full on July 1, 1999, which is the maturity date of this Note, unless such amounts are due sooner pursuant to the terms of this Note.

     4.   APPLICABLE INTEREST RATE.  Unless Compass Bank Prime is applicable
          ------------------------
pursuant to Section 4 or Section 19 of this Note, the outstanding principal balance of this Note shall bear interest at a rate equal to the LIBOR Rate as calculated initially on the date hereof and as calculated and adjusted on the first day of May, August, November and February of each year (each an "Interest Adjustment Date"), based upon the applicable LIBOR Margin Percentage. During any period when Compass Bank Prime is applicable, the applicable interest rate shall be the greater of (a) Compass Bank Prime from time to time prevailing, such rate to change as Compass Bank Prime changes, or (b) five percent (5%). Any principal amounts outstanding hereunder after maturity shall bear interest at a rate equal to Compass Bank Prime plus two percentage points (2%), calculated in a manner set forth herein.

     5.   LIBOR RATE.  Unless Compass Bank Prime is applicable pursuant to
          ----------
Section 4 or Section 19 of this Note, all of the unpaid principal balance of this Note shall bear interest at a rate equal to the then applicable LIBOR Rate, which shall be determined as follows:

     5.1 On the first day of each month, Holder shall (subject to availability) determine the LIBOR Rate (as defined herein). The LIBOR Rate so determined shall be the LIBOR Rate applicable to this Note until the first day of the next month, at which time Holder shall determine and reset the then effective LIBOR Rate.

     5.2 Notwithstanding the fact that the interest rate hereof is based upon the London Interbank Market, Borrower agrees that Holder shall not be required actually to obtain funds from such source at any time.

     5.3 Interest shall be paid by Borrower on each respective Interest Payment Date.

     6.   360-DAY YEAR.  Irrespective of which rate is the applicable interest
          ------------
rate under this Note, interest from date on the outstanding unpaid principal balance of this Note shall be calculated by multiplying the product of the relevant principal amount and the applicable interest rate by the actual number of days elapsed, and dividing by 360.

     7.   FACILITY FEE.  Until the later of the Revolving Line Termination Date
          ------------
or payment in full of this Note, in consideration of the Holder's commitment to make the Revolving Line available to Borrower, Borrower agrees and shall pay on each anniversary to Holder a Facility Fee equal to one quarter of one percent (1/4%) per annum on the face amount of this Note.

     8.   NON-USAGE FEE.  In consideration of the Holder's commitment to make
          -------------
the Revolving Line available, set aside funds sufficient to make advances thereunder and incurring certain administrative expenses, Borrower agrees to and shall pay to Holder quarterly (or more often as may be required by the terms below), in arrears, a contingent commitment fee (calculated as set forth below on the basis of a 360-day year) which should begin to accrue on the date hereof, with the payment of such fee being the first day of March, June, September, and December, beginning March 1, 1998, and a final fee payment being due on the maturity date of this Note (or on any other date when advances under the Revolving Line are terminated). Such fee shall be in an amount equal to the product of (a) 1/8% of the average Unused Availability under the Revolving Line for the applicable quarter or portion thereof preceding the due date for the payment of such fee, and (b) the number of days elapsed since the latter of the date hereof or the date of the last such fee payment (if any), divided by 360. For purposes of this section, "Unused Availability" shall mean and refer to the amount by which $40,000,000 exceeds the average balance of Borrower's loan account for the quarters ending January 31, April 30, July 31 and October 31 of any year.

     9.   TRANSACTION STATEMENTS.  Subject to the terms and conditions of this
          ----------------------
Note, advances shall be made at the request of the Authorized Agent. All advances, payments and appropriate entries and charges hereunder shall be recorded as debits and credits upon records maintained by Holder. On a monthly basis, Holder shall render to Borrower a statement showing all transactions during the immediately preceding month.

     10.  PREPAYMENTS.  Borrower may prepay without penalty from time to time
          -----------
the outstanding principal balance of this Note, or any part thereof, bearing interest at the LIBOR Rate, or, if applicable, Compass Bank Prime.

     11.  INDEMNITY.  Borrower hereby agrees to indemnify Holder, its officers,
          ---------
employees, and agents from any cost or loss arising from their actions taken or omitted to be taken in good faith based upon communications between Borrower and Holder. The obligations of Borrower under this Section shall survive payment of this Note.

     12.  EXPENSES.  Holder shall be entitled to recover all expenses incurred
          --------
in collecting or attempting to collect this Note, including, without limitation, court costs and attorneys' fees. The obligations of Borrower under this Section shall survive payment of this Note.

     13.  CERTAIN COVENANTS.  (a) Borrower shall not cause or allow its Total
          -----------------
Debt-to-Tangible Net Worth ratio to exceed 1.0 - to - 1.0 as of the end of each of Borrower's fiscal quarters. As used in this paragraph 13(a), "Tangible Net Worth" shall mean Borrower's net worth (determined in accordance with generally accepted accounting principles) less (A) any and all loans and other advances to and investments in Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities, (B) notes, notes receivable, accounts, accounts receivable, intercompany receivables, and other amounts owing from Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities; and (C) any and all intangibles. As used in this paragraph 13(a), "Total Debt" shall mean all of Borrower's indebtedness and liabilities owing to Holder or to any other person or entity, howsoever and whensoever created or arising, absolute or contingent, and joint or several, exclusive of short-term treasury bill-secured debt incurred over Borrower's fiscal year end for Alabama share tax purposes.

     (b) Borrower shall maintain a minimum EBITDAR Coverage Ratio of 2.0 - to - 1 calculated at the end of each of Borrower's fiscal quarters on a rolling four fiscal quarter basis.

     (c) If at any time the amount outstanding under this Note exceeds $40,000,000, then Borrower shall immediately remit to Holder good funds sufficient to eliminate such excess.

     (d) Borrower shall submit or cause to be submitted to Holder (i) for the first three (3) quarters during each fiscal year, Borrower's internal unaudited quarterly financial statements within forty-five (45) days after the close of each such quarter in each fiscal year including balance sheets as of the close of such period, income statements, and reconciliations of surplus for such period, prepared in accordance with generally accepted accounting principles;
(ii) Borrower's audited fiscal year-end financial statements within one hundred twenty (120) days after the close of each fiscal year, including balance sheets as of the close of such period, income statements, and reconciliations of stockholders' equity audited by an independent certified public accountant and analyzed in accordance with generally accepted accounting principles; and (iii) such other financial and related information which Holder reasonably shall request regarding Borrower when and as requested by Holder. In addition, Borrower shall notify Holder immediately in writing if any event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any of Borrower's loans, notes, debentures or bonds then outstanding, accompanied by a description of the nature of such event.

     (e) Borrower shall at all times comply with all laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower or any of its property, and shall immediately notify Holder of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations which could materially impact Borrower's ability to perform under this Note.

     (f) Promptly after the same shall have become known to Borrower, Borrower shall notify Holder in writing of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, if adversely determined, might impair the ability of Borrower to perform its obligations under this Note.

     (g) Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; or (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets.

     (h) Borrower shall pay all reasonable fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes actually incurred by Holder from time to time in connection with the preparation of and closing on this Note and any related documents. Borrower shall pay to Holder on demand any and all such fees and expenses together with any and all fees, expenses and costs (i) of collection or (ii)otherwise incurred or paid by Holder in amending, modifying, extending or administering this Note or the transactions contemplated hereby or in protecting or enforcing its rights upon or with respect to this Note.

     (i) Borrower shall pay any and all taxes, with the exception of taxes measured by income, charges and expenses of every kind or description paid or incurred by Holder under or with respect to this Note, any advances hereunder or any collateral therefor or the collection of or realization upon the same.

     14.  REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as
          ------------------------------
follows:

     (a) Borrower is a duly organized Alabama corporation, validly existing, and in good standing under the laws of the State of Alabama and is qualified to do business and is in good standing in all other jurisdictions where such qualification is necessary. Borrower (i) has all necessary licenses and corporate powers and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; and (ii) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to qualify and remain in good standing would or could have an adverse effect on its business or properties.

     (b) The execution, delivery, and performance of this Note are within Borrower's corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of its charter, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which Borrower or any of its property is or may be bound. Upon execution and delivery, this Note will be a valid and binding obligation of Borrower enforceable in accordance with its terms.
     (c) Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Holder in connection herewith, do or shall fairly represent the financial condition of Borrower (or other person or entity, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Holder shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Holder a true and accurate knowledge of the subject matter.

     (d) Borrower's name is as set forth on the first page of this Note. Borrower will promptly advise Holder in writing of any change in Borrower's name, chief executive office or principal place of business.

     (e) Borrower is not now in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which, would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

     (f) In the event (i) any of Borrower's warranties or representations shall prove to be false or misleading, or (ii) anyone in judicial proceedings shall assert against Holder a claim or defense arising out of any transaction between itself and Borrower, Borrower agrees to indemnify and hold Holder harmless against any liability, judgment, cost, attorneys' fees or other expense whatsoever arising therefrom.

     (g) Except for any litigation described on Exhibit A hereto, there are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower's knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the ability of Borrower to perform its obligations under this Note.

     15.  EVENTS OF DEFAULT.  Upon the occurrence or existence of any one or
          -----------------
more of the following events of default:

     (a) failure by Borrower to make any payment of principal, interest or charges and expenses provided for under this Note as and when the same is due and payable;

     (b) failure by Borrower to pay or perform any other loan, indebtedness, liability or obligation to Holder as and when due;

     (c) failure by Borrower or any other person or entity to observe or comply with any covenant, obligation, agreement, term or provision contained or referenced in this Note or in any other document, agreement or instrument executed in connection with or securing this Note;

     (d) the occurrence or continuation of any default or event of default contained, specified or referenced in any other document, agreement or instrument executed in connection with or securing this Note;

     (e) the occurrence or continuation of any default or event of default with respect to any indebtedness, obligation or liability of Borrower in favor of any other creditor or lender, whether or not evidenced by note, loan, debenture, bond or account, if the effect of such default or event of default is to allow the creditor or lender to which the indebtedness, obligation or liability is owed to accelerate the same such that it shall become due prior to the stated due date thereof;

     (f) if any warranty or representation contained herein shall prove false or misleading in any material respect or if Borrower made or makes any other material misrepresentation to Holder for the purpose of obtaining credit or any extension of credit;

     (g) issuance by an injunction or attachment against property of, the general assignment by, judgment against or filing of petition in bankruptcy by or against Borrower; the filing of an application in any court for a receiver for Borrower; or the dissolution or liquidation of Borrower (provided, however, Borrower shall have sixty (60) days to have dismissed of record any involuntary bankruptcy petition filed against it); or

     (h) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower;

then, or at any time thereafter, Holder may, with or without notice to Borrower, declare this Note to be forthwith due and payable, as to principal and interest and related charges and expenses provided for under this Note, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

     16.  WAIVERS.  With respect to the amounts due under this Note and
          -------
Borrower's obligations hereunder, Borrower waives the following:

     (a) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

     (b) Demand, presentment, protest, notice of protest or dishonor, notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder. Holder may accept partial payment, or (if this Note is hereafter secured or collateralized) release or exchange any security or any collateral without discharging or releasing any of the obligations evidenced hereby or any unreleased security or collateral.

     17.  COMPLIANCE WITH LAWS.  It is the intention of Holder and Borrower to
          --------------------
conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Note or any agreement entered into in connection with or as security for or guaranteeing this Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Holder under this Note or under any agreement entered into in connection with or as security for this Note shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower, and (b) in the event that the payment of this Note is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Holder may never include more than the Highest Lawful Rate and excess interest, if any, to Holder provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower.

     "Highest Lawful Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Holder, under laws applicable to Holder with regard to this Note that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

     18.  GENERAL.  Holder shall not by any act, delay, omission or otherwise be
          -------
deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note, and applicable statutes or rules of law, shall be cumulative and may be exercised successively or concurrently. Borrower agrees that, as of the date hereof, there are no defenses, equities or setoffs in respect to the obligations set forth herein. The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns. BORROWER AGREES THAT THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ALABAMA (WITHOUT REGARD TO CHOICE OF LAW CONSIDERATIONS), INCLUDING, WITHOUT LIMITATION, APPLICABLE USURY LAWS. THIS NOTE HAS BEEN NEGOTIATED, AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF ALABAMA, OR IF EXECUTED ELSEWHERE, SHALL

BECOME EFFECTIVE UPON HOLDER'S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS NOTE IN THE STATE OF ALABAMA; PROVIDED, HOWEVER, THAT HOLDER SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE, ANY NOTICE OF SUCH ACCEPTANCE FOR THIS NOTE TO BECOME A BINDING OBLIGATION OF BORROWER. IT IS INTENDED, AND BORROWER AND HOLDER SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF ALABAMA GOVERNING INTEREST SHALL APPLY TO THIS NOTE AND THIS TRANSACTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT HOLDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THIS NOTE OR ANY OF BORROWER'S OR ANY GUARANTOR'S PROPERTIES IN ANY OTHER COUNTY, STATE OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY HOLDER OF ANY OF THE FOREGOING. As used herein, the terms "Borrower", "Lender", "guarantor" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto and it is intended that this Note shall constitute and have the effect of a sealed instrument according to law. Any provision in this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     19.  YIELD PROTECTION.
          ----------------

     19.1 GENERAL.  With respect to LIBOR Rate advances, if any future law,
          -------
rule, regulation or directive, or any future judicial or administrative interpretation of any existing law, rule, regulation or directive

     (a) subjects Holder to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the overall net income of Holder or taxation which may be treated as an offset against such taxation of overall net income), or

     (b) imposes or increases any reserve, special deposit or similar requirement against Holder, or

     (c) imposes any other condition, the result of which is to increase the cost to Holder of making, funding or maintaining loans or reduces any amount receivable by Holder in connection with loans, or requires Holder to make any payment calculated by reference to the amount of loans held or interest received by it, then, upon demand by Holder, Borrower shall pay to Holder that portion of such increased expense incurred or reduced amount received which Holder determines is attributable to making, funding and maintaining LIBOR Rate advances hereunder. Holder promptly shall notify Borrower upon its becoming aware of any such increased expense or reduced amount received.

     19.2 SURVIVAL OF INDEMNITY.  Determination of amounts payable under Section
          ---------------------
19.1 above in connection with the LIBOR Rate shall be calculated as though Holder funded the amount of the principal to which the LIBOR Rate applies through the

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

purchase of a deposit of the type, amount and maturity corresponding to the deposit used as a reference in determining the applicable LIBOR Rate for such principal amount. The obligations of Borrower under Section 19 hereof shall survive payment of this Note.

     19.3 ILLEGALITY AFFECTING LIBOR RATE ADVANCES.  If Holder, in its sole
          ----------------------------------------
discretion, determines that maintenance of any LIBOR Rate would violate any applicable law, rule, regulation, or directive applicable to Holder, then Holder may suspend the availability of the LIBOR Rate, including the amount of principal then outstanding to which the LIBOR Rate then applies, upon notice to Borrower. In the event of suspension of the LIBOR Rate, the applicable rate shall be determined by Lender using an index rate which in Lender's sole judgment is comparable to the LIBOR Rate, or if none is available, the applicable rate shall be Compass Bank Prime.

     19.4 AVAILABILITY OF INTEREST RATE.  If Holder, in its reasonable
          -----------------------------
discretion, determines that (a) deposits of a type and maturity appropriate to match the LIBOR Rate to the amount of the unpaid principal under this Note are not available to Holder, or (b) that the LIBOR Rate does not accurately reflect the cost to Holder of making the corresponding advance, Holder may suspend the availability of the LIBOR Rate with respect to future advances and future interest periods. In the event of suspension of the LIBOR Rate, the applicable rate shall be determined by Lender using an index rate which in Lender's sole judgment is comparable to the LIBOR Rate, or if none is available, the applicable rate shall be Compass Bank Prime.

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

     20.  GENERAL.  Borrower represents that this Note is enforceable against
          -------
Borrower in accordance with its terms and that Borrower has no offsets or claims against Holder arising, related to or connected with this Note.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer in Alabama as of the 26th day of January 1998, but actually executed on the 26th day of January, 1998.

                                   BORROWER:
                                   ---------

ATTEST:                            JUST FOR FEET, INC.


By /s/ Scott Wynne                 By  /s/ Eric L. Tyra
  ----------------------             --------------------------------------
     Its Secretary                      Its  Executive Vice President
     -------------------                   --------------------------------

(CORPORATE SEAL)


STATE OF ALABAMA

COUNTY OF SHELBY

     I, Doris Lee Sewell, a notary public in and for said county in said state,
        ----------------
hereby certify that Eric L. Tyra, whose name as Executive Vice President of JUST
                    ------------                ------------------------
FOR FEET, INC., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal this the 22nd day of January, 1998.


                                /s/ Doris Lee Sewell
                               ----------------------------------------------
_______________
[NOTARIAL SEAL]                     Notary Public
                              My Commission Expires:   August 30,1999
                                                     ------------------------

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